Exhibit 99.1

STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      The undersigned officers of Pennichuck Corporation (the "Company") hereby certify that, as of the date of this statement, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the three month period ended March 31, 2003.

      The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002. This statement is not "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.


Date: May 15, 2003                        /s/ John R. Kreick
      ------------                        ------------------
                                          Name: John R. Kreick, PhD.
                                          Title: Principal Executive
                                          Officer


Date: May 15, 2003                        /s/ Charles J. Staab
      ------------                        --------------------
                                          Name: Charles J. Staab
                                          Title: Vice President, Treasurer
                                          and Principal Financial Officer


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